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                            STOCK PURCHASE AGREEMENT


                                  by and among



                              Bargo Energy Company


                                       and

                     Energy Capital Investment Company PLC,
                     EnCap Energy Capital Fund III-B, L.P.,
                           BOCP Energy Partners, L.P.,
                      EnCap Energy Capital Fund III, L.P.,
                        Kayne Anderson Energy Fund, L.P.,
                   BancAmerica Capital Investors SBIC I, L.P.,
                               Eos Partners, L.P.,
                            Eos Partners SBIC, L.P.,
                         Eos Partners SBIC II, L.P., and
                               SGC Partners II LLC



                                  May 14, 1999


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                            STOCK PURCHASE AGREEMENT


         This STOCK PURCHASE AGREEMENT (this "Agreement") is dated as of May 14, 1999 by and among Energy Capital Investment Company PLC, an English investment company ("Energy PLC"), EnCap Energy Capital Fund III-B, L.P., a Texas limited partnership ("EnCap III-B"), BOCP Energy Partners, L.P., a Texas limited partnership ("BOCP"), EnCap Energy Capital Fund III, L.P., a Texas limited partnership ("EnCap III"), Kayne Anderson Energy Fund, L.P., a Delaware limited partnership ("Kayne"), BancAmerica Capital Investors SBIC I, L.P., a limited partnership ("BACI"), Eos Partners, L.P., a Delaware limited partnership ("Eos Partners"), Eos Partners SBIC, L.P., a Delaware limited partnership ("Eos SBIC"), Eos Partners SBIC II, L.P., a Delaware limited partnership ("Eos SBIC II" and together with Eos Partners and Eos SBIC, collectively referred to as "EOS"), and SGC Partners II LLC, a Delaware limited liability company ("SGCP") (each individually, a "Buyer," and collectively, the "Buyers") and Bargo Energy Company, a Texas corporation.

         WHEREAS, the Company (defined below) desires to issue to Buyers, and Buyers desire to purchase, certain shares of the Company's Cumulative Redeemable Preferred Stock, Series B, par value $.01 per share (the "Preferred Stock"), and certain shares of the Company's Common Stock, par value $.01 per share (the "Common Stock");

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company and Buyers hereby agree as follows:

                                   ARTICLE I.

                            TERMS OF THE TRANSACTION

         1.1 Agreement to Issue Shares. At the Closing, and on the terms and subject to the conditions set forth in this Agreement, the Company shall sell and deliver to each Buyer, and each Buyer (severally) shall purchase and accept from the Company as set forth beside its name on Schedule 1.1, the number of shares of Preferred Stock and the number of shares of Common Stock (as issued to all Buyers, collectively, the "Shares").

         1.2 Purchase Price and Payment. In consideration of the sale of the Shares, each Buyer shall pay to the Company at the Closing the purchase price set forth beside its name on Schedule 1.1, the aggregate of which shall be the "Purchase Price." Each Buyer shall pay its portion of the Purchase Price to the Company in immediately available funds by confirmed wire transfer to a bank account




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to be designated by the Company (such designation to occur no later than the third business day prior to the Closing Date) or in the form of a certified or bank cashier's check payable to the order of the Company.

                                   ARTICLE II.

                                     CLOSING

         The closing of the transactions contemplated hereby (the "Closing") shall take place (i) at the offices of Thompson & Knight, P.C., 1700 Chase Tower, 600 Travis, Houston, TX 77002 at 10:00 a.m., local time, on May 14, 1999, or (ii) at such other time or place or on such other date as the parties hereto shall agree. The date on which the Closing is required to take place is herein referred to as the "Closing Date." All Closing transactions shall be deemed to have occurred simultaneously.


                                  ARTICLE III.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Buyers that:

         3.1 Corporate Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of Texas and has all requisite corporate power and corporate authority to own, lease, and operate its properties and to carry on its business as now being conducted. No actions or proceedings to dissolve the Company are pending or, to the best knowledge of the Company, threatened.

         3.2 Qualification. The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in each of the jurisdictions set forth on Schedule 3.2, which are all the jurisdictions in which it owns, leases, or operates property or in which such qualification or licensing is required for the conduct of its business.

         3.3 Charter and Bylaws. The Company has made available to Buyers accurate and complete copies of (i) the charter and bylaws of each of the Company and the Subsidiaries as currently in effect, (ii) the stock records of each of the Company and the Subsidiaries, and (iii) the minutes of all meetings of the respective Boards of Directors of the Company and the Subsidiaries, any committees of such Boards, and the shareholders of the Company and the Subsidiaries (and all consents in lieu of such meetings). Such records, minutes, and consents accurately reflect the stock ownership of the Company and the Subsidiaries and all actions taken by such Boards of Directors,



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committees, and shareholders. Neither the Company nor any Subsidiary is in violation of any provision of its charter or bylaws, other than violations which, individually or in the aggregate, do not and will not have a Material Adverse Effect on the Company.

         3.4 Capitalization of the Company. The authorized capital stock of the Company consists of (i) 120,000,000 shares of Common Stock, of which, as of the date hereof, 48,357,786 shares are outstanding and no shares are held in the Company's treasury, and (ii) 5,000,000 shares of preferred stock, par value $.01 per share, of which, as of the date hereof, no shares are outstanding and no such shares are held in the Company's treasury. All outstanding shares of capital stock of the Company have been validly issued and are fully paid and nonassessable, and no shares of capital stock of the Company are subject to, nor have any been issued in violation of, preemptive or similar rights. All issuances, sales, and repurchases by the Company of shares of its capital stock have been effected in compliance with all Applicable Laws, including without limitation applicable federal and state securities laws. The Preferred Stock constitutes (and at the Closing will constitute) all the outstanding shares of preferred stock of the Company. As of the date hereof, an aggregate of 660,000 shares of Common Stock of the Company are reserved for issuance and are issuable upon the exercise of outstanding stock options granted under the Company's stock option plans; furthermore, an aggregate of 275,000 shares of Common Stock of the Company are reserved for issuance and are issuable upon the exercise of outstanding warrants (subject to certain anti-dilution provisions applicable thereto). Except as disclosed above in this Section and in connection with the transactions contemplated by this Agreement, there are (and as of the Closing Date there will be) outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company convertible into or exchangeable for shares of capital stock or other voting securities of the Company, (iii) no options or other rights to acquire from the Company, and no obligation of the Company to issue or sell, any shares of capital stock or other voting securities of the Company or any securities of the Company convertible into or exchangeable for such capital stock or voting securities, and (iv) no equity equivalents, interests in the ownership or earnings, or other similar rights of or with respect to the Company. Other than regarding the Shares or as disclosed on Schedule 3.4, there are (and as of the Closing Date there will be) no outstanding obligations of the Company or any Subsidiary to repurchase, redeem, or otherwise acquire any of the foregoing shares, securities, options, equity equivalents, interests, or rights.

         3.5 Authority Relative to This Agreement. The Company has full corporate power and corporate authority to execute, deliver, and perform this Agreement and the Ancillary Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by the Company of this Agreement and the Ancillary Documents to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of the Company. This Agreement has been duly executed and delivered by the Company and constitutes, and each



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Ancillary Document executed or to be executed by the Company has been, or when executed will be, duly executed and delivered by the Company and constitute, or when executed and delivered will constitute, valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

         3.6 Noncontravention. The execution, delivery, and performance by the Company of this Agreement and the Ancillary Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a violation of any provision of the charter or bylaws or other governing instruments of the Company or any Subsidiary, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, or require any consent, approval, authorization or waiver of, or notice to, any party to, any bond, debenture, note, mortgage, indenture, lease, contract, agreement, or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties may be bound or any Permit held by the Company or any Subsidiary, (iii) result in the creation or imposition of any Encumbrance upon the properties of the Company or any Subsidiary, or (iv) assuming compliance with the matters referred to in Section 3.7, violate any Applicable Law binding upon the Company or any Subsidiary, except, in the case of clauses (ii), (iii) and (iv) above, for any such conflicts, violations, defaults, terminations, cancellations, accelerations, or Encumbrances which would not, individually or in the aggregate, have a Material Adverse Effect on the Company, and except, in the case of clause (ii) above, for (A) such consents, approvals, authorizations, and waivers that have been obtained and are unconditional and in full force and effect and such notices that have been duly given and (B) such consents, approvals, authorizations, waivers, and notices that are disclosed on Schedule 3.6 or otherwise expressly contemplated by the Ancillary Documents.

         3.7 Governmental Approvals. No consent, approval, order, or authorization of, or declaration, filing, or registration with, any Governmental Entity is required to be obtained or made by the Company or any Subsidiary in connection with the execution, delivery, or performance by the Company of this Agreement and the Ancillary Documents to which it is a party or the consummation by it of the transactions contemplated hereby or thereby, other than as set forth on Schedule 3.7.





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



         3.8  Subsidiaries.

         (a) The Company does not own, directly or indirectly, any capital stock of, or other equity interest in, any corporation or have any direct or indirect equity or ownership interest in any other person, other than the Subsidiaries.
Schedule 3.8 lists each Subsidiary, the jurisdiction of incorporation of each Subsidiary, and the authorized and outstanding capital stock of each Subsidiary. Each Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. As detailed on
Schedule 3.8, each Subsidiary is duly qualified or licensed to do business as a foreign corporation and is in good standing in each of the jurisdictions in which it owns, leases, or operates property or in which such qualification or licensing is required for the conduct of its business. Each Subsidiary has all requisite corporate power and corporate authority to own, lease, and operate its properties and to carry on its business as now being conducted. No actions or proceedings to dissolve any Subsidiary are pending, or to the knowledge of the Company, threatened.

         (b) Except as otherwise indicated on Schedule 3.8, all the outstanding capital stock or other equity interests of each Subsidiary are owned directly or indirectly by the Company, free and clear of all Encumbrances. All outstanding shares of capital stock of each Subsidiary have been validly issued and are fully paid and nonassessable. No shares of capital stock or other equity interests of any Subsidiary are subject to, nor have any been issued in violation of, preemptive or similar rights.

         (c) Except as set forth on Schedule 3.8, there are (and as of the Closing Date there will be) outstanding (i) no shares of capital stock or other voting securities of any Subsidiary, (ii) no securities of the Company or any Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities of any Subsidiary, (iii) no options or other rights to acquire from the Company or any Subsidiary, and no obligation of the Company or any Subsidiary to issue or sell, any shares of capital stock or other voting securities of any Subsidiary or any securities convertible into or exchangeable for such capital stock or voting securities, and (iv) no equity equivalents, interests in the ownership or earnings, or other similar rights of or with respect to any Subsidiary. There are (and as of the Closing Date there will be) no outstanding obligations of the Company or any Subsidiary to repurchase, redeem, or otherwise acquire any of the foregoing shares, securities, options, equity equivalents, interests, or rights.

         3.9 Shares. The Shares to be issued by the Company at the Closing have been duly authorized for such issuance. When issued and delivered by the Company in accordance with the provisions of this Agreement, the Shares will be validly issued, fully paid, and nonassessable. The issuance of the Shares pursuant to this Agreement is not subject to any preemptive or similar rights. When issued, the shares of Common Stock listed on Schedule 1.1 will in the aggregate represent 40% of the issued and outstanding shares of capital stock of the Company, on a fully-diluted basis reflecting all shares issuable upon the exercise of all outstanding rights to acquire shares of the Company's capital stock (including after giving effect to the transactions contemplated hereby).





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         3.10 SEC Filings. Except as previously disclosed to Buyers, the Company is current in its obligations to file all periodic reports and proxy statements with the Securities and Exchange Commission required to be filed under the Exchange Act. Except as previously disclosed to Buyers, the Company's Annual Report on Form-10KSB for the fiscal year ended December 31, 1998, Report on Form 8-K filed on February 26, 1999, Information Statement on Schedule 14C filed on March 9, 1999 and Report on Form 8-K/A filed on May 3, 1999 (collectively, the "SEC Documents") are all of the documents the Company was required to file with the Securities and Exchange Commission since January 1, 1999. As of their respective dates, the SEC Documents complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Securities and Exchange Commission thereunder applicable to such SEC Documents. The SEC Documents do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of circumstances then existing. The audited consolidated financial statements and unaudited consolidated interim financial statements, if any, of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Securities and Exchange Commission with respect thereto; present fairly in all material respects, in conformity with GAAP applied on a consistent basis, the consolidated financial position of the Company as of the dates thereof and its consolidated results of operations and changes in financial position for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act and the rules promulgated thereunder); and are in all material respects in accordance with the books of account and records of the Company and the Subsidiaries. There are no material liabilities of the Company or any Subsidiary (contingent or otherwise), other than as disclosed in the SEC Documents and the financial statements included therein.

         3.11 Absence of Certain Changes. Except as disclosed in the SEC Documents or on Schedule 3.11, since January 1, 1999: (i) there has not been any change, development, or effect, individually or in the aggregate, that has had, or might reasonably be expected to have, a Material Adverse Effect on the Company or a Subsidiary; (ii) the businesses of the Company and the Subsidiaries have been conducted only in the ordinary course consistent with past practice;
(iii) neither the Company nor any Subsidiary has incurred any material liability, engaged in any material transaction, or entered into any material agreement outside the ordinary course of business consistent with past practice;
(iv) neither the Company nor any Subsidiary has suffered any material loss, damage, destruction, or other casualty to any of its assets (whether or not covered by insurance); and (v) neither the Company nor any Subsidiary has taken any of the actions set forth in Section 5.2 except as permitted thereunder.






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         3.12  Tax Matters.  Except as disclosed on Schedule 3.12:

         (a) except in each case as could not be reasonably expected to have a Material Adverse Effect, all Tax Returns have been or will be timely filed by the Company and the Subsidiaries when due in accordance with all applicable laws; all Taxes shown on such Tax Returns have been or will be timely paid when due; such Tax Returns have been properly completed in compliance with all applicable laws and regulations and completely and accurately reflect the facts regarding the income, expenses, properties, business and operations required to be shown thereon; such Tax Returns are not subject to penalties under Section 6662 of the Code (or any corresponding provision of state, local or foreign tax law);

         (b) the Company and the Subsidiaries have paid all Taxes required to be paid by them in all material respects (whether or not shown on a Tax Return) or for which they could be liable (provided that it shall not be considered a breach of this representation if it is ultimately determined that additional Tax payments are due but such assessment is based on an adjustment to a return or position, if such party has a reasonable basis for the position taken with respect to such Taxes), whether to taxing authorities or to other persons under Tax allocation agreements or otherwise, and the charges, accruals, and reserves for Taxes due, or accrued but not yet due, relating to their income, properties, transactions or operations as reflected on their books (including, without limitation, the balance sheet included in the Company's Form 10-KSB for the fiscal year ended December 31, 1998) are adequate to cover such Taxes;

         (c) there are no agreements or consents currently in effect for the extension or waiver of the time (i) to file any Tax Return or (ii) for assessment or collection of any Taxes relating to the income, properties or operations of the Company or the Subsidiaries, nor has the Company or a Subsidiary been requested to enter into any such agreement or consent; and

         (d) there are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company or the Subsidiaries.

         3.13 Compliance With Laws. Except as disclosed on Schedule 3.13, the Company and the Subsidiaries have complied in all material respects with all Applicable Laws (including without limitation Applicable Laws relating to securities, properties, business products and services, manufacturing processes, advertising and sales practices, employment practices, terms and conditions of employment, wages and hours, safety, occupational safety, health, environmental protection, product safety, and civil rights). Neither the Company nor any Subsidiary has received any written notice, which has not been dismissed or otherwise disposed of, that the Company or any Subsidiary has not so complied. Neither the Company nor any Subsidiary is charged or, to the best knowledge of the Company, threatened with, or, to the best knowledge of the Company, under investigation with respect to, any violation of any Applicable Law relating to any aspect of the business of the Company or any Subsidiary.





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         3.14 Legal Proceedings. There are no Proceedings pending or, to the best knowledge of the Company, threatened against or involving the Company or any Subsidiary (or any of their respective directors or officers in connection with the business or affairs of the Company or any Subsidiary) or any properties or rights of the Company or any Subsidiary, except (i) as disclosed on Schedule 3.14, (ii) for any Proceedings that pertain to routine claims by persons other than Governmental Entities that are fully covered by insurance (subject to applicable insurance deductibles), (iii) for minor product or service warranty claims arising in the usual and ordinary course of business which in the aggregate may be satisfied at nominal cost to the Company, and (iv) for Proceedings which, individually or in the aggregate, if prosecuted to judgment, would not have a Material Adverse Effect on the Company. Except as disclosed on
Schedule 3.14, any and all potential liability of the Company and the Subsidiaries under such Proceedings is adequately covered (except for standard deductible amounts) by the existing insurance maintained by the Company and the Subsidiaries. Neither the Company nor any Subsidiary is subject to any judgment, order, writ, injunction, or decree of any Governmental Entity which has had or is reasonably likely to have a Material Adverse Effect on the Company. There are no Proceedings pending or, to the best knowledge of the Company, threatened seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

         3.15 Permits. The Company and the Subsidiaries hold all Permits necessary or required for the conduct of the business of the Company and the Subsidiaries as currently conducted, except where the failure to hold such Permits could not reasonably be expected to have a Material Adverse Effect. Each of such Permits is in full force and effect, the Company or such Subsidiary is in compliance with all its obligations with respect thereto, and, to the best knowledge of the Company, no event has occurred which permits, or with or without the giving of notice or the passage of time or both would permit, the revocation or termination of any thereof. Except as disclosed on Schedule 3.15, no notice has been issued by any Governmental Entity and no Proceeding is pending or, to the best knowledge of the Company, threatened with respect to any alleged failure by the Company or a Subsidiary to have any Permit the absence of which would have a Material Adverse Effect on the Company.

         3.16  Agreements.

         (a) Set forth on Schedule 3.16 is a list of all the following agreements, arrangements, and understandings (written or oral, formal or informal) (collectively, for purposes of this Section, "agreements") to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties is otherwise bound:

                   (i) collective bargaining agreements and similar agreements with employees as a group;





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                  (ii) employee benefit agreements, trusts, plans, funds, or other arrangements of any nature, including those referred to in
         Section 5.2(e)(i);

                 (iii) agreements with any current or former shareholder, director, officer, employee, consultant, or advisor or any affiliate of any such person;

                  (iv) agreements between or among the Company and any of the Subsidiaries;

                   (v) indentures, mortgages, security agreements, notes, loan or credit agreements, or other agreements relating to the borrowing of money by the Company or any Subsidiary or to the direct or indirect guarantee or assumption by the Company or any Subsidiary of any obligation of others, including any agreement (other than trade payables incurred in the ordinary course of business) that has the economic effect although not the legal form of any of the foregoing;

                  (vi) agreements relating to the acquisition or disposition of assets, other than those entered into in the ordinary course of business consistent with past practice;

                 (vii) agreements relating to the acquisition or disposition of any interest in any business enterprise;

                (viii) agreements containing any covenant limiting the freedom of the Company or any Subsidiary to engage in any line of business or compete with any other person in any geographic area or during any period of time;

                  (ix) joint venture agreements;

                   (x) contracts and other agreements under which the Company or any Subsidiary agrees to indemnify any party; and

                  (xi) other agreements, whether or not made in the ordinary course of business, that are material to the business, assets, results of operations, condition (financial or otherwise), or prospects of the Company and the Subsidiaries considered as a whole.

         (b) The Company has made available to Buyers accurate and complete copies of the agreements listed on Schedule 3.16. Each of such agreements is a valid and binding agreement of the Company and the Subsidiaries (to the extent each is a party thereto) and (to the best knowledge of the Company) the other party or parties thereto, enforceable against the Company and the Subsidiaries (to the extent each is a party thereto) and (to the best knowledge of the Company) such other party or parties in accordance with its terms. Neither the Company nor any Subsidiary is in




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breach of or in default under, nor has any event occurred which (with or without the giving of notice or the passage of time or both) would constitute a default by the Company or any Subsidiary under, any of such agreements, and neither the Company nor any Subsidiary has received any notice from, or given any notice to, any other party indicating that the Company or any Subsidiary is in breach of or in default under any of such agreements, except in each case which could not be reasonably expected to have a Material Adverse Effect. To the best knowledge of the Company, no other party to any of such agreements is in breach of or in default under such agreements, nor has any assertion been made by the Company or any Subsidiary of any such breach or default.

         (c) Neither the Company nor any Subsidiary has received notice of any plan or intention of any other party to any material agreement to exercise any right of offset with respect to, or any right to cancel or terminate, any material agreement. Neither the Company nor any Subsidiary currently contemplates, or has reason to believe any other person currently contemplates, any amendment or change to any agreement, which amendment or change could have a Material Adverse Effect on the Company.

         3.17 ERISA. Other than a group health plan and a 401(k) plan, there is no "employee benefit plan", as defined in Section 3(3) of ERISA, (i) which is subject to any provision of ERISA, (ii) which is, or is required to be, maintained, administered, or contributed to by the Company or any affiliate of the Company, and (iii) which covers any employee or former employee of the Company or any affiliate of the Company or under which the Company or any affiliate of the Company has any liability. For purposes of this Section only, an "affiliate" of any person means any other person which, together with such person, would be treated as a single employer under Section 414 of the Code.

         3.18  Environmental Matters.

         (a)    Except as disclosed on Schedule 3.18:

                   (i) the properties, operations, and activities of the Company and the Subsidiaries comply with all Applicable Environmental Laws (as defined below), except for noncompliance that could not reasonably be expected to have a Material Adverse Effect;

                  (ii) the Company and the Subsidiaries and the properties, operations, and activities of the Company and the Subsidiaries are not subject to any existing, pending, or, to the best knowledge of the Company, threatened Proceeding under, or to any remedial obligations under, any Applicable Environmental Laws that could reasonably be expected to have a Material Adverse Effect;





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                 (iii) all Permits, if any, required to be obtained by the
         Company or any Subsidiary under any Applicable Environmental Laws in connection with any aspect of the business of the Company or the Subsidiaries, including without limitation those relating to the treatment, storage, disposal, or release of a hazardous material (as defined below), have been duly obtained and are in full force and effect, and the Company and the Subsidiaries are in compliance with the material terms and conditions of all such Permits;

                  (iv) the Company and the Subsidiaries have satisfied and are currently in compliance with all financial responsibility requirements applicable to their respective operations and imposed by any Governmental Entity under any Applicable Environmental Laws, and the Company and the Subsidiaries have not received any notice of noncompliance with any such financial responsibility requirements;

                   (v) to the best knowledge of the Company, there are no physical or environmental conditions existing on any property owned or leased by the Company or any Subsidiary or resulting from the Company's or any Subsidiary's operations or activities, past or present, at any location, that would give rise to any on-site or off-site remedial obligations under any Applicable Environmental Laws, other than normal and ordinary remedial work associated with plugging and abandoning of oil and gas facilities;

                  (vi) to the best knowledge of the Company, since the effective date of the relative requirements of Applicable Environmental Laws, all hazardous materials generated by the Company or any Subsidiary or used in connection with their respective properties, operations, or activities have been transported only by carriers authorized under Applicable Environmental Laws to transport such materials, and have been disposed of only at treatment, storage, and disposal facilities authorized under Applicable Environmental Laws to treat, store, or dispose of such materials, and, to the best knowledge of the Company, such carriers and facilities, at the time of such transportation or disposal, were operating in compliance with such authorizations and were not the subject of any existing, pending, or threatened Proceeding in connection with any Applicable Environmental Laws;

                 (vii) since the effective date of the relative requirements of Applicable Environmental Laws, there has been no exposure of any person or property to hazardous materials, nor has there been any release of hazardous materials into the environment in violation of any Applicable Environmental Laws, by the Company or any Subsidiary or in connection with their respective properties, operations, or activities that could reasonably be expected to give rise to any claim for damages or compensation that could reasonably be expected to have a Material Adverse Effect; and





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
                (viii) the Company and the Subsidiaries shall make available to Buyers all internal and external environmental audits and studies and all correspondence on substantial environmental matters in the possession of the Company and the Subsidiaries relating to any of the current or former properties, operations, or activities of the Company and the Subsidiaries, provided that the Company and the Subsidiaries shall not be required to make available any such audits, studies, or correspondence that may be subject to the attorney-client privilege or similar privilege.

         (b) For purposes of this Agreement, "Applicable Environmental Laws" means any and all Applicable Laws pertaining to health, safety, or the environment in effect (currently or hereafter) in any and all jurisdictions in which the Company or the Subsidiaries have conducted operations or activities or owned or leased property, including, without limitation, the Clean Air Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Rivers and Harbors Act of 1899, as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, the Texas Water Code, the Texas Solid Waste Disposal Act, and other environmental conservation or protection laws. For purposes of this Agreement, the term "hazardous material" means any substance which is listed or defined as a hazardous substance, hazardous constituent, or solid waste pursuant to any Applicable Environmental Laws.

         (c) The representations and warranties contained in this Section would continue to be true and correct following disclosure to the applicable Governmental Entities of all relevant facts, conditions, and circumstances known to the Company, if any, pertaining to the properties, operations, and activities of the Company and the Subsidiaries.

         3.19  Oil and Gas Properties.

         (a) Each of the Company and the Subsidiaries has good and marketable title to all of its material oil and gas properties and assets, free and clear of all liens other than as disclosed in Schedule 3.19; provided, that no representation or warranty is made with respect to any oil, gas or mineral property or interest to which no proved oil or gas reserves are properly attributed. All proceeds from the sale of each the Company's and the Subsidiaries' share of the hydrocarbons being produced from its oil and gas properties are currently being paid in full to such party by the purchasers thereof on a timely basis and none of such proceeds are currently being held in suspense by such purchaser or any other party.

         (b) The Company has delivered to Buyers a copy of the reserve report (the "Reserve Report") dated as of January 1, 1999, prepared by T.J. Smith and Company, Inc., independent reserve engineers (the "Reserve Engineers"), relating to the oil and gas reserves of the Company and the Subsidiaries. The factual information underlying the estimates of the reserves of the Company and the Subsidiaries, which was supplied by the Company to the Reserve Engineers for the purpose of preparing the Reserve Report, including, without limitation, production, volumes, sales prices for production, contractual pricing provisions under oil or gas sales or marketing contracts under hedging arrangements, costs of operations and development, and working interest and net revenue information relating to the Company's and the Subsidiaries' ownership interests in properties, was true and correct in all material respects on the date of such Reserve Report; the estimates of future capital expenditures and other future exploration and development costs supplied to the Reserve Engineers were prepared in good faith and with a reasonable basis; the information provided to the Reserve Engineers for purposes of preparing the Reserve Report was prepared in accordance with customary industry practices; the Reserve Engineers were, as of the date of the Reserve Report prepared by it, and are, as of the date hereof, independent petroleum engineers with respect to the Company and the Subsidiaries; other than normal production of the reserves and intervening oil and gas price fluctuations, the Company is not as of the date hereof and as of the Closing Date will not be, aware of any facts or circumstances that would result in a materially adverse change in the reserves in the aggregate, or the aggregate present value of future net cash flows therefrom, as described in the Reserve Report; estimates of such reserves and the present value of the future net cash flows therefrom in the Reserve Report comply in all material respects to the applicable requirements of Regulation S-X and Industry Guide 2 under the Securities Act.

         3.20 Nature of Company Assets. The assets of the Company and of the Subsidiaries consist solely of (i) reserves of oil, rights to reserves of oil and associated exploration and production assets with a fair market value not exceeding $500 million and (ii) other assets with a fair market value not exceeding $15 million. For purposes of this Section 3.20, the term "associated exploration and production assets" shall have the meaning ascribed thereto in
Section 802.3 of the Rules promulgated pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

         3.21 Marketing of Production. Except for contracts listed on Schedule
3.21 (with respect to all of which contracts the Company represents that it or its affiliates are receiving a price for all production sold thereunder which is computed in accordance with the terms of the relevant contract and are not having deliveries curtailed substantially below the subject property's delivery capacity), there exist no material agreements for the sale of production from the leasehold and other interests in oil, gas and other mineral properties owned, or otherwise held in the name of, the Company or its affiliates (collectively, the "Oil and Gas Properties") (including without limitation, calls on, or other rights to purchase, production, whether or not the same are currently being exercised) other than (i) agreements or arrangements pertaining to the sale of production at a price equal to or greater than a price that is the market price from time to time existing in the areas where the Oil and Gas

Properties subject to such agreement or arrangement are located, and (ii) agreements or arrangements that are cancelable on 90 days notice or less without penalty or detriment.

         3.22 Material Personal Property. All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by the Company or any of its affiliates that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing which are operated by the Company or any of its affiliates, in a manner consistent with the Company's or its affiliates' past practices.

         3.23 Intellectual Property. The Company and its affiliates either own or have valid licenses or other rights to use all patents, copyrights, trademarks, software, databases, geological data, geophysical data, engineering data, maps, interpretations and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of oil, gas, condensate and other hydrocarbons, with such exceptions as would not result in a Material Adverse Effect on the Company. There are no limitations contained in the agreements of the type described in the immediately preceding sentence which, upon consummation of the transactions contemplated by this Agreement, will alter or impair any such rights, breach any such agreement with any third party vendor, or require payments of additional sums thereunder, except any such limitations that would not have a Material Adverse Effect on the Company. The Company and its affiliates are in compliance in all material respects with such licenses and agreements and there are no pending or, to the best knowledge of the Company, threatened Proceedings challenging or questioning the validity or effectiveness of any license or agreement relating to such property or the right of the Company or any affiliate to use, copy, modify or distribute the same.

         3.24 Brokerage Fees. Neither the Company nor any of its affiliates has retained any financial advisor, broker, agent, or finder or paid or agreed to pay any financial advisor, broker, agent, or finder on account of this Agreement or any transaction contemplated hereby. The Company shall indemnify and hold harmless Buyers from and against any and all losses, claims, damages, and liabilities (including legal and other expenses reasonably incurred in connection with investigating or defending any claims or actions) with respect to any finder's fee, brokerage commission, or similar payment in connection with any transaction contemplated hereby asserted by any person on the basis of any act or statement made or alleged to have been made by the Company or any of its affiliates.

         3.25 Disclosure. No representation or warranty made by the Company in this Agreement, and no statement of the Company contained in any document, certificate, or other writing furnished or to be furnished by the Company pursuant hereto or in connection herewith, contains or will contain, at the time of delivery, any untrue statement of a material fact or omits or will omit, at the time of delivery, to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading. The Company knows of no matter (other than matters of a general economic character, including commodity prices, not relating solely to the Company or any Subsidiary in any specific manner) which has not been disclosed to Buyers pursuant to this Agreement which has or is reasonably likely to have a Material Adverse Effect on the Company. The Company has delivered or made available to Buyers accurate and complete copies of all agreements, documents, and other writings referred to or listed in this Article III or any Schedule hereto.

         3.26 Representations and Warranties on Closing Date. The representations and warranties made in this Article III will be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date, except that any such representations and warranties which expressly relate only to an earlier date shall be true and correct on the Closing Date as of such earlier date.

                                   ARTICLE IV.

                    REPRESENTATIONS AND WARRANTIES OF BUYERS

         Each Buyer, only with respect to itself, represents and warrants to the Company that:

         4.1 Organization and Formation. Each corporate Buyer is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and corporate authority to own, lease, and operate its properties and to carry on its business as now being conducted. Each partnership Buyer is duly formed and is in good standing (as applicable) under the laws of the jurisdiction of its formation. No actions or proceedings to dissolve any Buyer are pending or, to the best knowledge of Buyers, threatened.

         4.2 Authority Relative to This Agreement. Each Buyer has full power and authority to execute, deliver, and perform this Agreement and the Ancillary Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by Buyers of this Agreement and the Ancillary Documents to which they are parties, and the consummation by them of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate or partnership action, as applicable, of Buyers. This Agreement has been duly executed and delivered by Buyers and constitutes, and each Ancillary Document executed or to be executed by Buyers has been, or when executed will be, duly executed and delivered by each Buyer and constitute, or when executed and delivered will constitute, valid and legally binding obligations of each Buyer, enforceable against each Buyer in accordance with their respective terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

         4.3 Noncontravention. The execution, delivery, and performance by Buyers of this Agreement and the Ancillary Documents to which they are parties and the consummation by them of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a violation of any provision of the charter or bylaws (or other governing documents), as applicable, of Buyers, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, or require any consent, approval, authorization, or waiver of any party to, any bond, debenture, note, mortgage, indenture, lease, contract, agreement, or other instrument or obligation to which any Buyer is a party or by which any Buyer or any of its properties may be bound or any Permit held by a Buyer, (iii) result in the creation or imposition of any Encumbrance upon the properties of Buyers, or (iv) violate any Applicable Law binding upon Buyers, except, in the case of clauses (ii), (iii), and (iv) above, for any such conflicts, violations, defaults, terminations, cancellations, accelerations, or Encumbrances which would not, individually or in the aggregate, have a Material Adverse Effect on such Buyer or on the ability of such Buyer to consummate the transactions contemplated hereby.

         4.4 Governmental Approvals. No consent, approval, order, or authorization of, or declaration, filing, or registration with, any Governmental Entity is required to be obtained or made by any Buyer in connection with the execution, delivery, or performance by Buyers of this Agreement and the Ancillary Documents to which they are parties or the consummation by them of the transactions contemplated hereby or thereby, other than as set forth on Schedule
4.4 or in the Small Business Sideletter (defined in Section 6.17 hereof).

         4.5 Financing. Each Buyer has, and at the Closing will have, such funds as are necessary for the consummation by it of the transactions contemplated hereby.

         4.6 Disclosure of Information. Buyers represent that they have had an opportunity to ask questions of and receive answers from the Company regarding the Company and its business, assets, results of operation, and financial condition and the terms and conditions of the issuance of the Shares. Each Buyer further represents that it has access to all filings duly made by the Company with the Securities and Exchange Commission since January 1, 1998. The foregoing, however, shall not limit or modify the representations and warranties of the Company in Article III, shall not limit the rights of Buyers prior to and in anticipation of any issuance of the Shares pursuant hereto, and shall not limit the disclosure requirements of applicable federal and state securities laws.

         4.7 Investment Experience. Each Buyer acknowledges that it can bear the economic risk of its investment in the Shares, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Shares.

         4.8 Restricted Securities. Each Buyer understands that the Shares will not have been registered pursuant to the Securities Act or any applicable state securities laws, that the Shares will be characterized as "restricted securities" under federal securities laws, and that under such laws and applicable regulations the Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom. In this connection, each Buyer represents that it is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Appropriate stop transfer instructions may be issued to the transfer agent for securities of the Company (or a notation may be made in the appropriate records of the Company) in connection with the Shares.

         4.9 Legend. It is agreed and understood by Buyers that the certificates representing the Shares shall each conspicuously set forth on the face or back thereof, in addition to any legends required by Applicable Law or other agreement, a legend in substantially the following form:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE FIRST REGISTERED PURSUANT TO THAT ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE CORPORATION RECEIVES A WRITTEN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL ARE SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

         4.10 Accredited Investor; Investment Intent. Each Buyer is an accredited investor as defined in Regulation D under the Securities Act. Each Buyer is acquiring its portion of the Shares for its own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part thereof, except in compliance with applicable federal and state securities laws.

         4.11 Legal Proceedings. There are no Proceedings pending or, to the best knowledge of Buyers, threatened seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

         4.12 Brokerage Fees. No Buyer nor any of Buyers' affiliates has retained any financial advisor, broker, agent, or finder or paid or agreed to pay any financial advisor, broker, agent, or finder on account of this Agreement or any transaction contemplated hereby. Buyers shall indemnify and hold harmless the Company from and against any and all losses, claims, damages, and liabilities (including legal and other expenses reasonably incurred in connection with investigating or defending any claims or actions) with respect to any finder's fee, brokerage commission, or similar payment in connection with any transaction contemplated hereby asserted by any person on the basis of any act or statement made or alleged to have been made by Buyers or any of their affiliates.

         4.13 Disclosure. No representation or warranty made by Buyers in this Agreement, and no statement of Buyers contained in any document, certificate, or other writing furnished or to be furnished by Buyers pursuant hereto or in connection herewith, contains or will contain, at the time of delivery, any untrue statement of a material fact or omits, or will omit, at the time of delivery, to state any material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they are made, not misleading.

         4.14 Representations and Warranties on Closing Date. The representations and warranties made in this Article IV will be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date, except that any such representations and warranties which expressly relate only to an earlier date shall be true and correct on the Closing Date as of such earlier date.

                                   ARTICLE V.

                       CONDUCT OF COMPANY PENDING CLOSING

         The Company hereby covenants and agrees with Buyers as follows:

         5.1 Conduct and Preservation of Business. Except as expressly provided in this Agreement, during the period from the date hereof to the Closing, the Company and the Subsidiaries (i) shall each conduct its operations according to its ordinary course of business consistent with past practice and in compliance with all Applicable Laws; (ii) shall each use its reasonable best efforts to preserve, maintain, and protect its properties; and (iii) shall each use its reasonable best efforts to preserve intact its business organization, to keep available the services of its officers and employees, and to maintain existing relationships with licensors, licensees, suppliers, contractors, distributors, customers, and others having business relationships with it.

         5.2 Restrictions on Certain Actions. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Closing, neither the Company nor any Subsidiary shall, without the prior written consent of Buyer:

                   (a) amend its charter or bylaws;

                   (b) (i) issue, sell, or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase, or otherwise) any shares of its capital stock of any class or any other securities or equity equivalents; or (ii) amend in any respect any of the terms of any such securities outstanding as of the date hereof;

                   (c) (i) split, combine, or reclassify any shares of its capital stock; (ii) declare, set aside, or pay any dividend or other distribution (whether in cash, stock, or property or any combination thereof) in respect of its capital stock; (iii) repurchase, redeem, or otherwise acquire any of its securities or any securities of any Subsidiary; or (iv) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing a liquidation, dissolution, merger, consolidation, conversion, restructuring, recapitalization, or other reorganization of the Company or any Subsidiary;

                   (d) (i) except in the ordinary course of business consistent with past practice, create, incur, guarantee, or assume any indebtedness for borrowed money or otherwise become liable or responsible for the obligations of any other person; (ii) make any loans, advances, or capital contributions to, or investments in, any other person (other than to wholly owned Subsidiaries); (iii) pledge or otherwise encumber shares of capital stock of the Company or any Subsidiary; or (iv) except in the ordinary course of business consistent with past practice, mortgage or pledge any of its assets, tangible or intangible, or create or suffer to exist any lien thereupon; provided, however, that in no event shall the Company and the Subsidiaries (A) incur incremental indebtedness in excess of $100,000 in the aggregate or (B) incur incremental indebtedness which is not prepayable at any time without penalty or premium;

                   (e) (i) enter into, adopt, or (except as may be required by law) amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase, pension, retirement, deferred compensation, employment, severance, or other employee benefit agreement, trust, plan, fund, or other arrangement for the benefit or welfare of any director, officer, or employee; (ii) except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company, increase in any manner the compensation or fringe benefits of any director, officer, or employee; or (iii) pay to any director, officer, or employee any benefit not required by any employee benefit agreement, trust, plan, fund, or other arrangement as in effect on the date hereof;

                   (f) acquire, sell, lease, transfer, or otherwise dispose of, directly or indirectly, any assets outside the ordinary course of business consistent with past practice or any assets that in the aggregate are material to the Company and the Subsidiaries considered as a whole;

                   (g) acquire (by merger, consolidation, or acquisition of stock or assets or otherwise) any corporation, partnership, or other business organization or division thereof;

                   (h) make any capital expenditure or expenditures which, individually, is in excess of $100,000 or, in the aggregate, are in excess of $250,000

                   (i) amend any Tax Return or make any Tax election or settle or compromise any federal, state, local, or foreign Tax liability material to the Company and the Subsidiaries considered as a whole;

                   (j) pay, discharge, or satisfy any claims, liabilities, or obligations (whether accrued, absolute, contingent, unliquidated, or otherwise, and whether asserted or unasserted), other than the payment, discharge, or satisfaction in the ordinary course of business consistent with past practice, or in accordance with their terms, of liabilities reflected or reserved against in the Financial Statements or incurred since January 1, 1999 in the ordinary course of business consistent with past practice; provided, however, that in no event shall the Company or any Subsidiary repay any long-term indebtedness except to the extent required by the terms thereof;

                   (k) enter into any lease, contract, agreement, commitment, arrangement, or transaction outside the ordinary course of business consistent with past practice;

                   (l) amend, modify, or change in any material respect any existing lease, contract, or agreement, other than in the ordinary course of business consistent with past practice;

                   (m) waive, release, grant, or transfer any rights of value, other than in the ordinary course of business consistent with past practice;

                   (n) change any of the accounting principles or practices used by it, except for any change required by reason of a concurrent change in generally accepted accounting principles and notice of which is given in writing by the Company to Buyers;

                   (o) take any action which would or might make any of the representations or warranties of the Company contained in this Agreement untrue or inaccurate as of any time from the date of this Agreement to the Closing or would or might result in any of the conditions set forth in this Agreement not being satisfied; or

                   (p) authorize or propose, or agree in writing or otherwise to take, any of the actions described in this Section.

                                   ARTICLE VI.

                              ADDITIONAL AGREEMENTS

         6.1  Access to Information; Confidentiality.

         (a) Between the date hereof and the Closing, the Company: (i) shall give Buyers and their authorized representatives reasonable access to all employees, all plants, offices, warehouses, and other facilities, and all books and records, including work papers and other materials prepared by the Company's independent public accountants, of the Company and the Subsidiaries, (ii) shall permit Buyers and their authorized representatives to make inspections as they may reasonably require, and (iii) shall cause the Company's officers and those of the Subsidiaries to furnish Buyers and their authorized representatives with such financial and operating data and other information with respect to the Company and the Subsidiaries as Buyers may from time to time reasonably request; provided, however, that no investigation pursuant to this Section shall affect any representation or warranty of the Company contained in this Agreement or in any agreement, instrument, or document delivered pursuant hereto or in connection herewith; and provided further that the Company shall have the right to have a representative present at all times of any such inspections, interviews, and examinations conducted at or on the offices or other facilities or properties of the Company or its affiliates or representatives.

         From time to time following the Closing the Company shall, after receiving not less than two (2) business days' notice from a Buyer, allow such Buyer and its authorized representatives (i) access to all books and records, including work papers and other materials prepared by the Company's independent public accountants, of the Company and the Subsidiaries, (ii) to make inspections of the facilities and assets of the Company and the Subsidiaries, and (iii) to receive other financial and operating data and other information with respect to the Company and the Subsidiaries as such Buyer may from time to time reasonably request. The Company shall have no obligations to a Buyer under the immediately preceding sentence in the event that such Buyer has sold at least fifty percent (50%) of the shares of Common Stock purchased by such Buyer on the Closing Date.

         (b) Buyers agree that all Confidential Information (as defined below) shall be kept confidential by Buyers and shall not be disclosed by Buyers in any manner whatsoever; provided, however, that (i) any of such Confidential Information may be disclosed to such directors, officers, employees, and authorized representatives (including without limitation attorneys, accountants, consultants, bankers, and financial advisors) of Buyers (collectively, for purposes of this Section, "Buyer Representatives") as need to know such information for the purpose of evaluating the transactions contemplated hereby,
(ii) any disclosure of Confidential Information may be made to the extent to which the Company consents in writing, and (iii) Confidential Information may be disclosed by a Buyer or any Buyer Representative to the extent that a Buyer or Buyer Representative is legally compelled to do so, provided that, prior to making such disclosure, such Buyer or Buyer

Representative, as the case may be, advises and consults with the Company regarding such disclosure and provided further that such Buyer or Buyer Representative, as the case may be, discloses only that portion of the Confidential Information as is legally required. Buyers agree that none of the Confidential Information will be used for any purpose other than in connection with the transactions contemplated hereby. The term "Confidential Information," as used herein, means all information (irrespective of the form of communication) obtained by or on behalf of Buyers from the Company or their representatives pursuant to this Section and all similar information obtained from the Company or their representatives by or on behalf of Buyers prior to the date of this Agreement, other than information which (i) was or becomes generally available to the public other than as a result of disclosure by Buyers or any Buyer Representative, (ii) was or becomes available to Buyers on a nonconfidential basis from a person other than the Company or its representatives prior to disclosure to Buyers by the Company or its representatives, or (iii) was or becomes available to Buyers from a source other than the Company and its representatives, provided that such source is not known by Buyers to be bound by a confidentiality agreement with the Company.

         6.2 Mandatory Redemption. At the time, if any, that Tim Goff ceases to serve (for a period of 30 consecutive days or more) as the Chief Executive Officer of the Company while any shares of Preferred Stock are held by a Buyer, there shall be a mandatory redemption of the outstanding shares of Preferred Stock held by all Buyers, in accordance with Section 6(a) (or a successor thereto) of the Certificate of Designations establishing the Preferred Stock.

         6.3 Third Party Consents. The Company shall use its reasonable best efforts to obtain all consents, approvals, orders, authorizations, and waivers of, and to effect all declarations, filings, and registrations with, all third parties (including Governmental Entities) that are necessary, required, or deemed by Buyers to be desirable to enable the Company to issue the Shares to Buyers as contemplated by this Agreement and to otherwise consummate the transactions contemplated hereby. All costs and expenses of obtaining or effecting any and all of the consents, approvals, orders, authorizations, waivers, declarations, filings, and registrations referred to in this Section shall be borne by the Company.

         6.4 Reasonable Best Efforts. Each party hereto agrees that it will not voluntarily undertake any course of action inconsistent with the provisions or intent of this Agreement and will use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary, proper, or advisable under Applicable Laws to consummate the transactions contemplated by this Agreement, including, without limitation,
(i) cooperation in determining whether any consents, approvals, orders, authorizations, waivers, declarations, filings, or registrations of or with any Governmental Entity or third party are required in connection with the consummation of the transactions contemplated hereby; (ii) reasonable best efforts to obtain any such consents, approvals, orders, authorizations, and waivers and to effect any such declarations, filings, and registrations; (iii) reasonable best efforts to cause to be lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby; (iv) reasonable best efforts to defend, and cooperation in defending, all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby; and (v) the execution of any additional instruments necessary to consummate the transactions contemplated hereby.

         6.5 Registration Rights Agreement. The Company and Buyers shall enter into an amended and restated registration rights agreement (the "Registration Agreement") at (and subject to the occurrence of) the Closing pursuant to which the Company shall agree to register under the Securities Act securities owned by Buyers. The Registration Agreement shall be in substantially the form set forth as Exhibit 6.5.

         6.6 Shareholders' Agreement. The Company and Buyers shall enter into an amended and restated shareholders' agreement (the "Shareholders' Agreement") at (and subject to the occurrence of) the Closing, substantially in the form set forth as Exhibit 6.6.

         6.7 Option Plan. The Company shall adopt an option plan (the "Option Plan") at (and subject to the occurrence of) the Closing, providing for option grants thereunder to each individual listed on Schedule 6.7(a). The Option Plan shall be in substantially the form set forth as Exhibit 6.7(b). The Company shall submit the Option Plan to its shareholders for approval at its next annual meeting of shareholders.

         6.8 Public Announcements. Except as may be required by Applicable Law or this Section 6.8, no Buyer, on the one hand, or the Company, on the other, shall issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other parties (which consent shall not be unreasonably withheld). Any such press release or public statement required by Applicable Law shall only be made after reasonable notice to the other parties. Upon execution of this Agreement, the Company shall make a press release in the form of Exhibit 6.8 and promptly file a report on Form 8-K with the Securities and Exchange Commission.

         6.9 Notice of Litigation. Until the Closing, (i) Buyers, upon learning of the same, shall promptly notify the Company of any Proceeding which is commenced or threatened against a Buyer and which affects this Agreement or the transactions contemplated hereby and (ii) the Company, upon learning of the same, shall promptly notify Buyers of any Proceeding which is commenced or threatened against the Company and which affects this Agreement or the transactions contemplated hereby and any Proceeding which is commenced or threatened against the Company or any Subsidiary and which would have been listed on Schedule 3.14 if such Proceeding had arisen prior to the date hereof.

         6.10 Notification of Certain Matters. The Company shall give prompt notice to Buyers of: (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in Article III to be untrue or inaccurate at or prior to the Closing, (ii) any failure of the Company to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by the Company hereunder, and (iii) any notice or other communication from any person alleging that the consent or approval of such person is or may be required in connection with the transactions contemplated by this Agreement (other than those consents and approvals indicated as required on Schedule 3.6). Buyers shall give prompt notice to the Company of: (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in Article IV to be untrue or inaccurate at or prior to the Closing, and (ii) any failure of Buyers to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by such person hereunder. The delivery of any notice pursuant to this Section shall not be deemed to: (i) modify the representations or warranties hereunder of the party delivering such notice, (ii) modify the conditions set forth in Articles VII and VIII, or (iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         6.11 Amendment of Schedules. Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Closing to supplement or amend promptly the Schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules. For all purposes of this Agreement, including without limitation for purposes of determining whether the conditions set forth in Sections 7.1 and 8.1 have been fulfilled, the Schedules hereto shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude all information contained in any supplement or amendment thereto.

         6.12  Fees and Expenses.

         (a) The Company shall, promptly after receiving a billing statement regarding same but no earlier than at the closing, pay all reasonable fees and expenses (including without limitation for legal counsel and accounting fees) of Buyers as incurred in connection with the negotiation and preparation of this Agreement and the Ancillary Documents and in connection with the transactions contemplated hereby and thereby.

         (b) The Company shall be responsible for the payment of all of the Company's fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

         (c) In addition to the foregoing, at (and conditioned upon) the Closing, the Company shall pay in cash to Buyers a financing fee of One Million Five Hundred Thousand Dollars ($1,500,000), which shall be allocated among the Buyers pro rata in accordance with the number of shares of Preferred Stock purchased hereunder.

         6.13 Transfer Taxes. All sales, transfer, filing, recordation, registration, stamp, and similar Taxes and fees arising from or associated with the sale and transfer of the Shares as contemplated hereunder, whether levied on Buyers or the Company, shall be borne by the Company and the

Company shall file all necessary documentation with respect to, and make all payments of, such Taxes and fees on a timely basis.

         6.14 Certificate of Designations. No later than the Closing, the Company shall file with the Texas Secretary of State a Certificate of Designations in the form of Exhibit 6.14.

         6.15 Bylaw Amendment. No later than the Closing, the Company shall duly adopt an amendment to its Bylaws regarding requisite approval of Directors, in the form of Exhibit 6.15.

         6.16 Noncompetition Agreement. The Company and Tim J. Goff shall enter into a Confidentiality and Non-Compete Agreement (the "Non-Compete Agreement") at (and subject to the occurrence of) the Closing, substantially in the form set forth as Exhibit 6.16.

         6.17 Certain Regulatory Matters.

         (a) Each Buyer agrees to cooperate with the Company in all reasonable respects in complying with the terms and provisions of the letter agreement between the Company and EOS, BACI and SGCP, a copy of which is attached hereto as Exhibit 6.17, regarding small business matters (the "Small Business Sideletter"), including without limitation, voting to approve amending the Company's Articles of Incorporation, the Company's by-laws or this Agreement in a manner reasonably acceptable to the Buyers or any "Regulated Holder" (as defined in the Small Business Sideletter) entitled to make such request pursuant to the Small Business Sideletter in order to remedy a "Regulatory Problem" (as defined in the Small Business Sideletter). Anything contained in this Section
6.17 to the contrary notwithstanding, no Buyer shall be required under this
Section 6.17 to take any action that would adversely affect in any material respect such Buyer's rights under this Agreement, the Ancillary Documents, or otherwise as a shareholder of the Company.

         (b) The Company and each Buyer agree not to amend or waive the voting or other provisions of the Company's Articles of Incorporation, the Company's by-laws or this Agreement if such amendment or waiver would cause any "Regulated Holder" to have a "Regulatory Problem" (as such terms are defined in the Small Business Sideletter). Each of EOS, BACI and SGCP agrees to notify the Company as to whether or not it would have any such Regulatory Problem promptly after such party has notice of such amendment or waiver.

         6.18 Survival of Covenants. Except for any covenant or agreement which by its terms expressly terminates as of a specific date or event, the covenants and agreements of the parties hereto contained in this Agreement shall survive the Closing without contractual limitation.

                                  ARTICLE VII.

                    CONDITIONS TO OBLIGATIONS OF THE COMPANY

         The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

         7.1 Representations and Warranties True. All the representations and warranties of Buyers contained in this Agreement, and in any agreement, instrument, or document delivered pursuant hereto or in connection herewith on or prior to the Closing Date, shall be true and correct in all material respects as of the date made and (having been deemed to have been made again on and as of the Closing Date in the same language) shall be true and correct in all material respects on and as of the Closing Date, except as affected by transactions permitted by this Agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such specified date.

         7.2 Covenants and Agreements Performed. Buyers shall have performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

         7.3 Certificate. The Company shall have received a certificate executed by each Buyer dated the Closing Date, representing and certifying, in such detail as the Company may reasonably request, that the conditions set forth in Sections 7.1 and 7.2 have been fulfilled and that such Buyer is not in breach of any provision of this Agreement.

         7.4 Legal Proceedings. No Proceeding shall, on the Closing Date, be pending or threatened seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

                                  ARTICLE VIII.

                       CONDITIONS TO OBLIGATIONS OF BUYERS

         The obligations of Buyers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

         8.1 Representations and Warranties True. All the representations and warranties of the Company contained in this Agreement, and in any agreement, instrument, or document delivered pursuant hereto or in connection herewith on or prior to the Closing Date, shall be true and correct in all material respects as of the date made and (having been deemed to have been made again on and as of the Closing Date in the same language) shall be true and correct in all material respects on and as of the Closing Date, except as affected by transactions permitted by this Agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such specified date.

         8.2 Covenants and Agreements Performed. The Company shall have performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

         8.3 Certificate. Buyers shall have received a certificate executed on behalf of the Company by the chief executive officer and by the chief financial officer of the Company, dated the Closing Date, representing and certifying, in such detail as Buyers may reasonably request, that the conditions set forth in Sections 8.1 and 8.2 have been fulfilled and that the Company is not in breach of any provision of this Agreement.

         8.4 Opinion of Counsel. Buyers shall have received an opinion of Butler & Binion, L.L.P., legal counsel to the Company, dated the Closing Date, substantially in the form of Exhibit 8.4. In rendering such opinion, such counsel may rely as to factual matters upon certificates or other documents furnished by directors and officers of the Company and by government officials and upon such other documents and data as such counsel deems appropriate as a basis for such opinion.

         8.5 Legal Proceedings. No Proceeding shall, on the Closing Date, be pending or threatened seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

         8.6 Consents.

         (a) There shall have been obtained any and all material permits, consents, and approvals of Governmental Entities that reasonably may be deemed necessary so that the consummation of the transactions contemplated hereby will be in compliance with Applicable Law, the failure to comply with which would have a Material Adverse Effect on the Company.

         (b) All consents and approvals of private persons, (i) the granting of which is necessary for the consummation of the transactions contemplated hereby and (ii) the non-receipt of which would have a Material Adverse Effect on the Company, shall have been obtained.

         8.7 No Material Adverse Change. Since the date of this Agreement, there shall not have been any material adverse change in the business, assets, results of operations, condition (financial or otherwise), or prospects of the Company and the Subsidiaries considered as a whole.

         8.8 Due Diligence. The due diligence conducted by Buyers and their representatives in connection with the proposed transactions contemplated hereby shall not have caused Buyers or their representatives to become aware of any facts relating to the business, assets, results of operations, condition (financial or otherwise), or prospects of the Company or any Subsidiary which, in the good faith judgment of Buyers, make it inadvisable for Buyers to proceed with the consummation of the transactions contemplated hereby.

         8.9 Other Documents. Buyers shall have received the certificates, instruments, and documents listed below:

                      (a) In accordance with the denominations designated in
         Schedule 1.1, stock certificates in definitive form and duly executed on behalf of the Company, representing the portion of the Shares registered in the name of each Buyer.

                      (b) A copy of the resolutions of the Board of Directors of the Company authorizing the execution, delivery, and performance by the Company of this Agreement, certified by the secretary or an assistant secretary of the Company.

                      (c) Certificates from the Secretary of State of Texas and the Comptroller of Public Accounts of the State of Texas, each dated not more than ten days prior to the Closing Date, as to the legal existence and good standing, respectively, of the Company and the Subsidiaries under the laws of such state.

                      (d) Certificates from the Secretaries of State of the states listed on Schedule 3.2, as to the due qualification or licensing of the Company and the Subsidiaries, as applicable, to do business in such states, dated not more than ten days prior to the Closing Date.

                      (e) An original Shareholders' Agreement, Registration Agreement and Non- Compete Agreement, each duly signed by an authorized officer of the Company and all other parties thereto.

                      (f) A file-stamped copy of the Certificate of Designations required by Section 6.14 hereof and showing acceptance by the Texas Secretary of State.

                      (g) Such other certificates, instruments, and documents as may be reasonably requested by Buyers to carry out the intent and purposes of this Agreement.

         8.10 Conversion of Outstanding Preferred Stock. Any and all shares of preferred stock of the Company outstanding on the date hereof shall have been fully converted into Common Stock in accordance with the existing terms of such preferred stock on the date hereof.

                                   ARTICLE IX.

                       TERMINATION, AMENDMENT, AND WAIVER

         9.1 Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing in the following manner:

                      (a) by mutual written consent of the Company and Buyers;
         or

                      (b) by either the Company or Buyers, if:

                             (i) the Closing shall not have occurred on or
                      before May 15, 1999 unless such failure to close shall be due to a breach of this Agreement by the party seeking to terminate this Agreement pursuant to this clause (i); or

                            (ii) there shall be any statute, rule, or regulation
                      that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or a Governmental Entity shall have issued an order, decree, or ruling or taken any other action permanently restraining, enjoining, or otherwise prohibiting the consummation of the transactions contemplated hereby, and such order, decree, ruling, or other action shall have become final and nonappealable; or

                      (c) by the Company, if (i) any of the representations and warranties of Buyers contained in this Agreement shall not be true and correct in any respect which is material to Buyers or the ability of Buyers to consummate the transactions contemplated hereby, or (ii) Buyers shall have failed to fulfill in any material respect any of their obligations under this Agreement, and, in the case of each of clauses (i) and (ii), such misrepresentation, breach of warranty, or failure (provided it can be cured) has not been cured within ten days after written notice thereof from the Company to Buyers; or

                      (d) by Buyers, if (i) any of the representations and warranties of the Company contained in this Agreement shall not be true and correct in any respect which is material to the Company and the Subsidiaries considered as a whole or the ability of the Company to consummate the transactions contemplated hereby, (ii) the Company shall have failed to fulfill in any material respect any of its obligations under this Agreement, and, in the case of each of clauses (i) and (ii), such misrepresentation, breach of warranty, or failure (provided it can be cured) has not been cured within ten days after written notice thereof from Buyers to the Company, or (iii) the due diligence conducted by Buyers and their representatives in connection with the proposed transactions contemplated hereby shall have caused Buyers or their representatives to become aware of any facts relating to the business, assets, results of operations, condition (financial or otherwise), or prospects of the Company or any Subsidiary which, in the good faith judgment of Buyers, make it inadvisable for Buyers to proceed with the consummation of the transactions contemplated hereby.

         9.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.1 by the Company, on the one hand, or Buyer, on the other, written notice thereof shall forthwith be given to the other party specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect, except that the agreements contained in this Section and in Sections 6.1(b), 6.8, 6.12, 11.1, 11.5, and
11.14 and in Article XI shall survive the termination hereof. Nothing contained in this Section shall relieve any party from liability for damages actually incurred as a result of any breach of this Agreement.

         9.3 Amendment. This Agreement may not be amended except by an instrument in writing signed by or on behalf of all the parties hereto.

         9.4 Waiver. The Company, on the one hand, or Buyers, on the other, may:
(i) waive any inaccuracies in the representations and warranties of the other contained herein or in any document, certificate, or writing delivered pursuant hereto, or (ii) waive compliance by the other with any of the other's agreements or fulfillment of any conditions to its own obligations contained herein. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of such party. No failure or delay by a party hereto in exercising any right, power, or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

         9.5 Remedies Not Exclusive. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. The rights and remedies of any party based upon, arising out of, or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant, or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence, or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant, or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

                                   ARTICLE X.

                             COMMON STOCK CLAW-BACK

         In the event that, and only if, the Company, prior to the second anniversary of the Closing Date, fully redeems all shares of Preferred Stock issued to Buyers pursuant to this Agreement (the "Preferred Redemption"), then the Company shall simultaneously purchase, and each Buyer shall sell, assign and transfer, one-eighth (12.5%) of the total shares of Common Stock originally issued to such Buyer pursuant to this Agreement plus any Other Securities, subject to adjustment as provided herein, for a total purchase price of $100 (the "Redemption Price"). On the date of the Preferred Redemption, each Buyer shall surrender a certificate or certificates for such shares to the Company and shall thereupon be entitled to receive payment of its pro rata share of the Redemption Price. If the Company effects a split or combination of the Common Stock, including a dividend payable in shares of Common Stock, the number of shares of Common Stock subject to purchase in connection with the Preferred Redemption shall be proportionately adjusted.

                                   ARTICLE XI.

                          SURVIVAL OF REPRESENTATIONS;
                                 INDEMNIFICATION

         11.1 Survival. The representations and warranties of the parties hereto contained in this Agreement or in any certificate, instrument, or document delivered pursuant hereto shall survive the Closing without contractual limitation, regardless of any investigation made by or on behalf of any party.

         11.2 Indemnification by Company. Subject to the terms and conditions of this Article XI, the Company shall indemnify, defend, and hold harmless Buyers from and against any and all claims, actions, causes of action, demands, assessments, losses, damages, liabilities, judgments, settlements, penalties, costs, and expenses (including reasonable attorneys' fees and expenses), of any nature whatsoever (collectively, "Damages"), asserted against, resulting to, imposed upon, or incurred by Buyers, directly or indirectly, by reason of or resulting from any breach by the Company of any of its representations, warranties, covenants, or agreements contained in this Agreement or in any certificate, instrument, or document delivered pursuant hereto.

         11.3 Indemnification by Buyers. Subject to the terms and conditions of this Article XI, each Buyer (severally and not jointly) shall indemnify, defend, and hold harmless the Company from and against any and all Damages asserted against, resulting to, imposed upon, or incurred by the Company, directly or indirectly, by reason of or resulting from any breach by such Buyer of any of its representations, warranties, covenants, or agreements contained in this Agreement or in any certificate, instrument, or document delivered pursuant hereto.

         11.4 Procedure for Indemnification. Promptly after receipt by an indemnified party under Section 11.2 or 11.3 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such Section, give written notice to the indemnifying party of the commencement thereof, but the failure so to notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party except to the extent the indemnifying party demonstrates that the defense of such action is prejudiced thereby. In case any such action shall be brought against an indemnified party and it shall give written notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. If the indemnifying party elects to assume the defense of such action, the indemnified party shall have the right to employ separate counsel at its own expense and to participate in the defense thereof. If the indemnifying party elects not to assume (or fails to assume) the defense of such action, the indemnified party shall be entitled to assume the defense of such action with counsel of its own choice, at the expense of the indemnifying party. If the action is asserted against both the indemnifying party and the indemnified party and there is a conflict of interests which renders it inappropriate for the same counsel to represent both the indemnifying party and the indemnified party, the indemnifying party shall be responsible for paying for separate counsel for the indemnified party; provided, however, that if there is more than one indemnified party, the indemnifying party shall not be responsible for paying for more than one separate firm of attorneys to represent the indemnified parties, regardless of the number of indemnified parties. If the indemnifying party elects to assume the defense of such action, (a) no compromise or settlement thereof may be effected by the indemnifying party without the indemnified party's written consent (which shall not be unreasonably withheld) unless the sole relief provided is monetary damages that are paid in full by the indemnifying party and (b) the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected without its written consent (which shall not be unreasonably withheld).

         11.5 Indemnification Despite Negligence. IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED PURSUANT TO THIS ARTICLE XI SHALL BE INDEMNIFIED AND HELD HARMLESS FROM AND AGAINST ALL DAMAGES AS TO WHICH INDEMNITY IS PROVIDED FOR UNDER THIS ARTICLE XI NOTWITHSTANDING THAT ANY SUCH DAMAGES ARISE OUT OF OR RESULT FROM THE ORDINARY, STRICT, SOLE, OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON AND REGARDLESS OF WHETHER ANY OTHER PERSON (INCLUDING THE OTHER PARTIES TO THIS AGREEMENT) IS OR IS NOT ALSO NEGLIGENT.

                                  ARTICLE XII.

                                  MISCELLANEOUS

         12.1 Notices. All notices, requests, demands, and other communications required or permitted to be given or made hereunder by any party hereto shall be in writing and shall be deemed to have been duly given or made if (i) delivered personally, (ii) transmitted by first class registered or certified mail, postage prepaid, return receipt requested, (iii) sent by prepaid overnight courier service, or (iv) sent by telecopy or facsimile transmission, answer back requested, to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

         If to Energy PLC, EnCap III-B, BOCP or Fund III:

                           c/o EnCap Investments, L.C.
                           1100 Louisiana, Suite 3150
                           Houston, Texas  77002
                           Attention: D. Martin Phillips
                           Fax No.:  713-659-6130

                      with a copy to:

                           Thompson & Knight, P.C.
                           1700 Chase Tower, 600 Travis
                           Houston, TX  77002
                           Attention:  Michael K. Pierce, Esq.
                           Telefax: 713-217-2828

                      If to Kayne:

                           Kayne Anderson Investment Management
                           1800 Ave. of the Stars, # 1425
                           Los Angeles, California 90067
                           Attention:  Robert B. Sinnott
                           Fax No.: 310-284-6490

                      If to BACI:

                           Bank of America Capital Investors
                           100 North Tryon Street, 25th Floor
                           Charlotte, North Carolina 28255
                           Attention:  J. Travis Hain
                           Fax No.: 704-386-6432

                      If to EOS:

                           EOS Partners, L.P.
                           320 Park Avenue
                           New York, New York  10022
                           Attention:  Brian D. Young
                           Fax No.: 212-832-5815

                      If to SGCP:

                           SGC Partners II LLC
                           c/o SG Capital Partners, LLC
                           1221 Avenue of the Americas, 15th Floor
                           New York, NY  10020
                           Attention:  V. Frank Pottow
                           Fax No.: 212-278-5454

                      If to the Company:

                           Bargo Energy Company
                           700 Louisiana, Suite 3700
                           Houston, Texas 77002
                           Attention:  Tim J. Goff and Lee Seekely
                           Telefax:  (713) 236-9799

                      with, a copy to:

                           Butler & Binion, L.L.P.
                           1000 Louisiana, Suite 1600
                           Houston, TX  77002
                           Attention:  George G. Young, Esq.
                           Telefax:  713-237-3202

Such notices, requests, demands, and other communications shall be effective (i) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, (ii) if mailed, upon the earlier of five days after deposit in the mail or the date of delivery as shown by the return receipt therefor, or
(iii) if sent by telecopy or facsimile transmission, when the answer back is received.

         12.2 Entire Agreement. This Agreement, together with the Schedules, Exhibits, Annexes, and other writings referred to herein or delivered pursuant hereto, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

         12.3 Binding Effect; Assignment; No Third Party Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and permitted assigns. Except as otherwise expressly provided in this Agreement, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that a Buyer may assign to any affiliate of such Buyer any of such Buyer's rights, interests, or obligations hereunder, upon notice to the other party or parties, provided that (i) no such assignment shall relieve such Buyer of its obligations hereunder and (ii) the transferee makes the representations in Sections 4.6 through 4.11 hereof. Except as provided in Article XI, nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto, and their respective heirs, legal representatives, successors, and permitted assigns, any rights, benefits, or remedies of any nature whatsoever under or by reason of this Agreement.

         12.4 Severability. If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by Applicable Law.

         12.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF
THE STATE OF TEXAS, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS
OF LAWS THEREOF.

         12.6 Further Assurances. From time to time following the Closing, at the request of any party hereto and without further consideration, the other party or parties hereto shall execute and deliver to such requesting party such instruments and documents and take such other action (but without incurring any material financial obligation) as such requesting party may reasonably request in order to consummate more fully and effectively the transactions contemplated hereby.

         12.7 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only, do not constitute a part of this Agreement, and shall not affect in any manner the meaning or interpretation of this Agreement.

         12.8 Gender. Pronouns in masculine, feminine, and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

         12.9 References. All references in this Agreement to Articles, Sections, and other subdivisions refer to the Articles, Sections, and other subdivisions of this Agreement unless expressly provided otherwise. The words "this Agreement", "herein", "hereof", "hereby", "hereunder", and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Whenever the words "include", "includes", and "including" are used in this Agreement, such words shall be deemed to be followed by the words "without limitation". Each reference herein to a Schedule, Exhibit, or Annex refers to the item identified separately in writing by the parties hereto as the described Schedule, Exhibit, or Annex to this

Agreement. All Schedules, Exhibits, and Annexes are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

         12.10 Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, the parties hereto.

         12.11 Injunctive Relief. The parties hereto acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement, and shall be entitled to enforce specifically the provisions of this Agreement, in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which the parties may be entitled under this Agreement or at law or in equity.

         12.12 Schedules (Disclosure). Each of the Schedules to this Agreement shall be deemed to include and incorporate all disclosures made on the other Schedules to this Agreement. It is understood and agreed that the specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in the Schedules is not intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and no party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Schedules in any dispute or controversy between the parties as to whether any obligation, item, or matter not described herein or included in a Schedule is or is not material for purposes of this Agreement.

         12.13 Schedules (Construction). In the event of any inconsistency between the statements in the body of this Agreement and those in the Schedules (other than an exception expressly set forth as such in the Schedules in relation to a specifically identified representation or warranty), those in this Agreement shall control.

         12.14  Consent to Jurisdiction; Waiver of Jury Trial.

         (a) The parties hereto hereby irrevocably submit to the jurisdiction of the courts of the State of Texas and the federal courts of the United States of America located in Houston, Texas, and appropriate appellate courts therefrom, over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby, and each party hereby irrevocably agrees that all claims in respect of such dispute or proceeding may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by Applicable Law, any objection which they may now or hereafter have to the laying of venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. This consent to jurisdiction is being given solely for purposes of this Agreement and is not intended to, and shall not, confer consent to jurisdiction with respect to any other dispute in which a party to this Agreement may become involved.

         (b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action, or proceeding of the nature specified in subsection (a) above by the mailing of a copy thereof in the manner specified by the provisions of Section 11.1.

         (c) FURTHERMORE, ALL PARTIES HERETO WAIVE ANY AND ALL RIGHTS TO HAVE A JURY RESOLVE OR OTHERWISE PRESIDE, IN WHOLE OR IN PART, OVER ANY DISPUTE OR PROCEEDING INVOLVING ANY OF THE PARTIES HERETO AND REGARDING (I) THIS AGREEMENT,
(II) THE DOCUMENTS REQUIRED HEREBY, OR (III) ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         12.15 Liability of Buyers. The liability of each Buyer with respect to the agreements, covenants, representations and warranties of Buyers contained in this Agreement or in any certificate, instrument, or document delivered pursuant hereto shall be to the extent such agreements, covenants, representations or warranties applies to himself, herself, or itself and not with respect to any other Buyer.

         12.16 Consent to Certain Stock Issuances. By its execution hereof, each Buyer hereby consents to the issuance of Common Stock upon exercise of warrants and options to purchase Common Stock outstanding as of the date hereof and upon exercise of options to purchase Common Stock granted as set forth on Schedule 6.7(a) hereof.

                                  ARTICLE XIII.

                                   DEFINITIONS

         13.1 Certain Defined Terms. As used in this Agreement, each of the following terms has the meaning given it below:

                      "affiliate" means, with respect to any person, any other person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person. For the purposes of this definition, "control" when used with respect to any person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract, or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                      "Ancillary Documents" means each agreement, instrument, and document (other than this Agreement) executed or to be executed in connection with the transactions contemplated by this Agreement.

                      "Applicable Law" means any statute, law, rule, or regulation or any judgment, order, writ, injunction, or decree of any Governmental Entity to which a specified person or property is subject.

                      "Code" means the Internal Revenue Code of 1986, as amended.

                      "Company" means Bargo Energy Company, a Texas corporation, and, unless the context otherwise requires, includes the Company's predecessor, Future Petroleum Corporation, a Utah corporation.

                      "Encumbrances" means liens, charges, pledges, options, mortgages, deeds of trust, security interests, claims, restrictions (whether on voting, sale, transfer, disposition, or otherwise), easements, and other encumbrances of every type and description, whether imposed by law, agreement, understanding, or otherwise.

                      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                      "GAAP" means generally accepted accounting principles in the United States of America from time to time.

                      "Governmental Entity" means any court or tribunal in any jurisdiction (domestic or foreign) or any federal, state, municipal, or other governmental body, agency, authority, department, commission, board, bureau, or instrumentality (domestic or foreign), as well as the New York Stock Exchange, The Nasdaq Stock Market, and any exchange upon which the Common Stock is listed from time to time.

                      "Material Adverse Effect" means any change, development, or effect (individually or in the aggregate) which is, or is reasonably likely to be, materially adverse (i) to the business, assets, results of operations or condition (financial or otherwise) of a party, or (ii) to the ability of a party to perform on a timely basis any material obligation under this Agreement or any agreement, instrument, or document entered into or delivered in connection herewith.

                      "Other Securities" means any stock (other than Common Stock), bond, note or other securities issued to a holder of Common Stock (on account of Common Stock issued pursuant to this Agreement) pursuant to any merger, consolidation, reorganization, recapitalization, dividend or other distribution.

                      "Permits" means licenses, permits, franchises, consents, approvals, variances, exemptions, and other authorizations of or from Governmental Entities.

                      "person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, enterprise, unincorporated organization, or Governmental Entity.

                      "Proceedings" means all proceedings, actions, claims, suits, investigations, and inquiries by or before any arbitrator or Governmental Entity.

                      "reasonable best efforts" means a party's reasonable best efforts in accordance with reasonable commercial practice and without the incurrence of unreasonable expense.

                      "Securities Act" means the Securities Act of 1933, as amended.

                      "Subsidiary" means any corporation more than 50% of whose outstanding voting securities, or any general partnership, joint venture, or similar entity more than 50% of whose total equity interests, is owned, directly or indirectly, by the Company, or any limited partnership of which the Company or any Subsidiary is a general partner.

                      "Taxes" means any income taxes or similar assessments or any sales, excise, occupation, use, ad valorem, property, production, severance, transportation, employment, payroll, franchise, or other tax imposed by any United States federal, state, or local (or any foreign or provincial) taxing authority, including any interest, penalties, or additions attributable thereto.

                      "Tax Return" means any return or report, including any related or supporting information, with respect to Taxes.

                      "to the best knowledge" of a specified person (or similar references to a person's knowledge) means all information to be attributed to such person actually or constructively known to (a) such person in the case of an individual or (b) in the case of a corporation or other entity, an executive officer or employee who devoted substantive attention to matters of such nature during the ordinary course of his employment by such person. A person has "constructive knowledge" of those matters which the individual involved could reasonably be expected to have as a result of undertaking an investigation of such a scope and extent as a reasonably prudent man would undertake concerning the particular subject matter.

         IN WITNESS WHEREOF, the parties have executed this Agreement, or caused this Agreement to be executed by their duly authorized representatives, all as of the day and year first above written.

                                       THE COMPANY:

                                       BARGO ENERGY COMPANY


                                       By:
                                          --------------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------



                                       BUYERS:


                                       ENERGY CAPITAL INVESTMENT COMPANY PLC


                                       By:
                                          --------------------------------------
                                          Gary R. Petersen
                                          Director


                                       ENCAP ENERGY CAPITAL FUND III, L.P.
                                       By: EnCap Investments L.C., General
                                            Partner


                                       By:
                                          --------------------------------------
                                          D. Martin Phillips
                                          Managing Director


                                       ENCAP ENERGY CAPITAL FUND III-B, L.P.
                                       By: EnCap Investments L.C., General
                                            Partner


                                       By:
                                          --------------------------------------
                                          D. Martin Phillips
                                          Managing Director

                                       BOCP ENERGY PARTNERS, L.P.
                                       By: EnCap Investments L.C., Manager


                                       By:
                                          --------------------------------------
                                          D. Martin Phillips
                                          Managing Director


                                       EOS PARTNERS, L.P.


                                       By:
                                          --------------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------


                                       EOS PARTNERS SBIC, L.P.
                                       By: Eos SBIC General, L.P., its general
                                            partner
                                         By: Eos SBIC, Inc., its general partner


                                              By:
                                                 -------------------------------
                                                 Name:
                                                      --------------------------
                                                 Title:
                                                       -------------------------


                                       EOS PARTNERS SBIC II, L.P.
                                       By: Eos SBIC General II, L.P., its
                                            general partner
                                         By: Eos SBIC II, Inc., its general
                                              partner


                                              By:
                                                 -------------------------------
                                                 Name:
                                                      --------------------------
                                                 Title:
                                                       -------------------------


                                       SGC PARTNERS II LLC


                                       By:
                                          --------------------------------------
                                          V. Frank Pottow
                                          Managing Director

                                       BANCAMERICA CAPITAL INVESTORS SBIC I,
                                       L.P.
                                       By: BancAmerica Capital Management SBIC
                                            I, LLC, its general partner
                                        By: BancAmerica Capital Management
                                             I, L.P., its its sole member
                                         By: BACM I GP, LLC, its general partner


                                             By:
                                                --------------------------------
                                                J. Travis Hain
                                                Managing Director


                                       KAYNE ANDERSON ENERGY FUND, L.P.



                                       By:
                                          --------------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                  Schedule 1.1

                                    Investors



-------------------------------------------------------------- -------------------- --------------------
                                               Shares of            Shares of             Purchase
-------------------------------------------------------------- -------------------- --------------------
                   Name                     Preferred Stock        Common Stock            Price
-------------------------------------------------------------- -------------------- --------------------
EnCap Energy Capital Fund III L. P.                    637,185            5,583,755         $  6,371,850
-------------------------------------------------------------- -------------------- --------------------
EnCap Energy Capital Fund III-B L. P.                  481,904            4,222,999            4,819,040
-------------------------------------------------------------- -------------------- --------------------
BOCP Energy Partners, L. P.                            155,911            1,366,277            1,559,110
-------------------------------------------------------------- -------------------- --------------------
Energy Capital Investment Co. PLC                      225,000            1,971,712            2,250,000
-------------------------------------------------------------- -------------------- --------------------
Kayne Anderson Energy, L. P.                         1,000,000            8,763,162           10,000,000
-------------------------------------------------------------- -------------------- --------------------
BancAmerica Capital Investors SBIC I, L.P.           1,500,000           13,144,743           15,000,000
-------------------------------------------------------------- -------------------- --------------------
Eos Partners SBIC, L. P.                               390,000            3,417,633            3,900,000
-------------------------------------------------------------- -------------------- --------------------
Eos Partners SBIC II, L. P.                             72,500              635,329              725,000
-------------------------------------------------------------- -------------------- --------------------
Eos Partners L. P.                                      37,500              328,619              375,000
-------------------------------------------------------------- -------------------- --------------------
SG Capital Partners II LLC                             500,000            4,381,581            5,000,000
-------------------------------------------------------------- -------------------- --------------------
                  Total                              5,000,000           43,815,810        $  50,000,000
-------------------------------------------------------------- -------------------- --------------------